Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8	33-54683	1987 Stock Option Plan, 1990 Directors’ Option Plan, and Employee Qualified Stock Purchase Plan of Autodesk
Form S-8	33-61015	1987 Stock Option Plan and 1990 Directors’ Option Plan of Autodesk
Form S-8	33-08693	1996 Stock Plan, 1990 Directors’ Option Plan, Employee Qualified Stock Purchase Plan and Teleos Research 1996 Stock Plan of Autodesk
Form S-8	333-15037	Autodesk, Inc. Nonstatutory Stock Option Plan
Form S-8	333-24469	Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc. 1993 Director Stock Option Plan and Softdesk, Inc. 1993 Equity Incentive Plan
Form S-8	333-45045	Autodesk, Inc. Nonstatutory Stock Option Plan
Form S-8	333-62655	1998 Employee Qualified Stock Purchase Plan and 1996 Stock Plan of Autodesk
Form S-8	333-74651	Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, Discreet Logic Inc. 1995 Employee Stock Purchase Plan, Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and Discreet Logic Inc. 1997 Special Limited Non-Employee Directory Stock Plan
Form S-8	333-81207	Autodesk, Inc. 1996 Stock Plan, Autodesk, Inc Nonstatutory Stock Option Plan and Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-92539	Autodesk, Inc. Nonstatutory Stock Option Plan
Form S-8	333-45928	Autodesk, Inc. 1996 Stock Plan, Autodesk, Inc. 2000 Directors’ Option Plan and Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-67974	Autodesk, Inc. 1996 Stock Plan, Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan and Autodesk, Inc. Nonstatutory Stock Option Plan
Form S-8	333-88682	Revit Technology Corporation 1998 Stock Plan, Autodesk, Inc. 1996 Stock Plan and Autodesk, Inc. and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-106556	Autodesk, Inc. 1996 Stock Plan and Autodesk, Inc. 1998 Employee Qualified
Form S-8	333-116203	Autodesk, Inc. 1996 Stock Plan and Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan

of our reports dated March 27, 2006, with respect to the consolidated financial statements and schedule of Autodesk, Inc., Autodesk, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Autodesk, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2006.

/s/ Ernst & Young LLP

San Jose, California

March 27, 2006